Exhibit 99.1

Vallon Pharmaceuticals Reports Additional Pharmacokinetic and Pharmacodynamic Data from SEAL Study of ADAIR

PHILADELPHIA, PA, May 12, 2022 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), a clinical-stage biopharmaceutical company primarily focused on the development of novel drugs that are designed to deter abuse in the treatment of central nervous system (CNS) disorders, today reported additional results from the SEAL study evaluating the abuse potential of ADAIR.

ADAIR is the Company’s proprietary abuse-deterrent formulation of immediate-release dextroamphetamine currently in development for the treatment of attention deficit hyperactivity disorder (ADHD) and narcolepsy.

In March 2022, the Company reported topline results from its SEAL study (Study to Evaluate the Abuse Liability, Pharmacokinetics, Safety and Tolerability of an Abuse-Deterrent d-Amphetamine Sulfate Immediate Release Formulation). The SEAL study was the Company’s pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users. ADAIR was prepared for snorting by a pharmacist using a multi-step technique that had been developed by a professional laboratory and agreed upon by the U.S. Food and Drug Administration (FDA). The SEAL study enrolled 55 subjects, of whom 53 completed the study and 52 were included in the final analysis. The study involved a four-way crossover design to evaluate professionally manipulated, intranasal ADAIR 30 mg, crushed intranasal dextroamphetamine, ADAIR 30 mg taken orally, and placebo. All subjects were non-dependent recreational stimulant users with an additional history of recreational intranasal drug use.

Summary of Additional Data from the SEAL Study

•Vallon has completed its initial analysis of the full data set and has received final tables, figures, and listings for the study.
•Pharmacokinetic analysis showed that professionally manipulated ADAIR taken intranasally demonstrated a blunted pharmacokinetic profile compared to crushed and snorted dextroamphetamine including lower maximum blood levels of dextroamphetamine (Cmax), a longer time to maximum blood concentrations (Tmax), and lower overall drug exposure (AUC) especially during the early time points up to 1, 2, and 4 hours after dosing.
•As previously reported, secondary endpoints of Overall Drug Liking and willingness to Take Drug Again at 12 and 24 hours post-dosing were all statistically significantly lower for manipulated ADAIR taken intranasally compared to crushed and snorted reference dextroamphetamine. On the additional endpoints of Emax Overall Drug Liking and Emax Take Drug Again, ADAIR was also statistically significantly lower than reference dextroamphetamine.

•As previously reported, ADAIR intranasal (IN) demonstrated higher scores on each of the 5 components on the Subject Rated Assessment of Intranasal Irritability (SRAII) suggesting that manipulated ADAIR was more irritating and less comfortable to snort than crushed dextroamphetamine. The additional analysis confirms that all of those differences were statistically significant.
•On the pharmacodynamic endpoint of “Feeling High” ADAIR IN was significantly lower than reference Dextroamphetamine IN.
•On the endpoint of “Good Effects,” there was a strong trend towards lower scores with ADAIR IN (p=0.0513); there were no significant differences on the endpoint of “Bad Effects.”
•The overall safety and tolerability profile of ADAIR in the SEAL study was consistent with the well-established profile of dextroamphetamine. Safety was assessed via adverse events, vital signs, ECGs, clinical laboratory tests and other standard measures. ADAIR was generally well tolerated, and the safety profile of all active treatment arms was consistent with the known effects of amphetamine, with no unexpected adverse events reported. There were no serious adverse events (SAEs) reported during the study in any treatment arm, and there were no discontinuations due to adverse events.

As previously reported, the SEAL study did not meet its primary endpoint, which was Emax Drug Liking. ADAIR scored similarly to what was observed in an earlier proof-of-concept study, however, reference dextroamphetamine did not score as high as expected and as seen in the previous study, thus driving the lack of statistical significance.

“While we were disappointed we did not meet our primary endpoint for the SEAL study, we are encouraged by the additional results found upon further analysis of the data which show favorable outcomes on additional secondary and exploratory pharmacokinetic and pharmacodynamic endpoints," commented David Baker, President & CEO of Vallon. “We are continuing to work with our advisors and partners to assess the full data set from the SEAL study and to evaluate next steps and a potential path forward for the ADAIR development program.”

For more information about the SEAL study, please visit clinicaltrials.gov and reference identifier: NCT04647903.

In April 2022, Vallon commenced a review of strategic alternatives for the Company, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. The Company is continuing to assess the best path forward for ADAIR and for ADMIR. In the meantime, and in conjunction with the exploration of strategic alternatives, the Company is streamlining its operations in order to preserve its capital and cash resources.

About ADAIR

ADAIR (Abuse Deterrent Amphetamine Immediate Release) is an investigational new drug; a novel, patented formulation of dextroamphetamine designed to deter attempts to crush and snort it or take it by other non-oral routes that can produce a greater “high.” Dextroamphetamine has been used clinically for more than 50 years. It is the same active ingredient used in FDA-approved products, such as Adderall®, Dexedrine®, and Vyvanse®. ADAIR is not approved by the U.S. Food and Drug Administration (“FDA”).

About Vallon Pharmaceuticals, Inc.

Vallon Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company is focused on the development of new medications to help patients with CNS disorders. The Company’s lead investigational product candidate, ADAIR, is a novel abuse-deterrent formulation of amphetamine immediate release being developed for the treatment of ADHD and narcolepsy.

The Company recently announced it is evaluating strategic alternatives with the goal of maximizing shareholder value, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. This process may not result in any transaction and the Company does not intend to disclose additional details unless and until it has entered into a specific transaction.

For more information about the company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.

References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.

Forward Looking Statements

This press release contains “forward-looking statements” that are based on Vallon’s current expectations and subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation, Vallon’s ability to execute its business plan, continue its growth and fund its ongoing business activities as planned, Vallon’s ability to develop and commercialize its product candidates, expectations related to results of clinical trials and studies, Vallon’s expectations with respect to the important advantages it believes its abuse-deterrent formulation of drugs have over similar drugs in the market and the growing need for abuse-deterrent formulations of drugs, Vallon’s ability to utilize the 505(b)(2) regulatory pathway, Vallon’s ability to obtain FDA approval of ADAIR and its other product candidates, Vallon’s assessment of the best path forward for ADAIR and the completion of the development or commercialization of ADAIR, Vallon’s ability to identify, evaluate and complete any strategic alternative that yields value for its shareholders, and Vallon’s expectations with respect to its cash runway. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Vallon’s Quarterly and Annual Reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com